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                                                                 EXHIBIT 5.1

                                 [LETTERHEAD]


                                March  , 1998
                                                                    DD120.017


DeCrane Aircraft Holdings, Inc.
2361 Rosecrans Ave., Suite 180
El Segundo, Calif. 90245


     RE:  DECRANE AIRCRAFT HOLDINGS, INC.
          REGISTRATION STATEMENT ON FORM S-1 (NO.        )

Gentlemen:

     You have requested our opinion as counsel for DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "Company") and the selling shareholders (the "Selling Shareholders"), in connection with the offer and sale by the Company and the Selling Shareholders of shares (the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Offering"), in accordance with the Company's Registration Statement on Form S-1 No.
      (the "Registration Statement").

     In rendering our opinion herein, we have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to us; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the Offering; the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders; due adoption of resolutions by the Company's Board of Directors approving the offer and sale of the shares, the public offering price and underwriters' discount and commissions and the execution, delivery and performance of the Underwriting Agreement; and the receipt by the Company and the Selling Shareholders of full and valid consideration for the Shares.

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[LETTERHEAD]

DeCrane Aircraft Holdings, Inc.
March  , 1998
Page 2

     Based on the foregoing, it is our opinion that, when issued, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to, and the references to this firm contained in, the Registration Statement.


                                           Sincerely,